As filed with the Securities and Exchange Commission on September 1, 2022

Registration No. 333-265066

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONTINENTAL RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Oklahoma	73-0767549
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

20 N. Broadway

Oklahoma City, Oklahoma 73102

(Address of principal executive offices including zip code)

CONTINENTAL RESOURCES, INC. 2022 LONG TERM INCENTIVE PLAN

(Full title of the plans)

James R. Webb

Senior Vice President, General Counsel, Chief Risk Officer and Secretary

20 N. Broadway

Oklahoma City, Oklahoma 73102

(405) 234-9000

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the following registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission on May 19, 2022 by Continental Resources, Inc., an Oklahoma corporation (the “Registrant”):

•	Registration Statement filed on Form S-8, File No. 333-265066, registering 15,818,785 shares of common stock, par value $0.01, for issuance under the Registrant’s 2022 Long Term Incentive Plan.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely for the purpose of filing the Consent of Ernst & Young LLP as Exhibit 23.4 hereto. All other portions of the Registration Statement, as previously filed, remain unchanged. No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement.

Item 8.	Exhibits.

See Exhibit Index immediately following the Signature Page.

EXHIBIT INDEX

Exhibit Number	Description

4.1+	Conformed version of Third Amended and Restated Certificate of Incorporation of Continental Resources, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the Commission on August 3, 2020, and incorporated herein by reference).

4.2+	Third Amended and Restated Bylaws of Continental Resources, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on February 21, 2018, and incorporated herein by reference).

5.1+	Opinion of Vinson & Elkins L.L.P.

23.1+	Consent of Grant Thornton, LLP.

23.2+	Consent of Ryder Scott Company, L.P.

23.3+	Consent of Vinson & Elkins L.L.P. (included as part of its opinion filed as Exhibit 5.1).

23.4	Consent of Ernst & Young LLP

24.1+	Power of Attorney (included as part of the signature pages to the Registration Statement).

99.1+	Continental Resources, Inc. 2022 Long Term Incentive Plan (incorporated by reference to Annex B to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 7, 2022, and incorporated herein by reference).

107.1+	Calculation of Filing Fee Tables

+	Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oklahoma City, State of Oklahoma, on September 1, 2022.

CONTINENTAL RESOURCES, INC.

By:	/s/ James R. Webb
Name: James R. Webb
Title: Senior Vice President, General Counsel, Chief Risk Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title
* Harold G. Hamm	Chairman of the Board and Director

* William B. Berry	Chief Executive Officer and Director (Principal Executive Officer)

* John D. Hart	Chief Financial Officer and Executive Vice President of Strategic Planning (Principal Financial Officer and Principal Accounting Officer)

* Shelly Lambertz	Executive Vice President, Chief Culture and Administrative Officer and Director

* Lon McCain	Director

* John T. McNabb, II	Director

* Mark E. Monroe	Director

* Timothy G. Taylor	Director

* By:	/s/ William B. Berry
William B. Berry, pursuant to a power of attorney filed as Exhibit 24.1 to the Registration Statement